Contact: Dan Murphy
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CSX REPORTS HIGHER FOURTH-QUARTER EARNINGS

RICHMOND, Va., Jan. 30, 2003 – CSX Corporation (NYSE: CSX) today reported fourth quarter net income of $137 million, or 64 cents per share, up from $65 million, or 31 cents a year ago. Fourth quarter 2001 earnings included a litigation provision, which reduced earnings by $37 million, or 17 cents per share.

Stronger operating results from surface transportation, which includes CSX’s rail and intermodal units, account for much of the year-over-year quarterly improvement. Surface transportation operating income was $281 million compared to $186 million in 2001, which included the $60 million litigation provision. Adjusting for this provision, operating income would have been $246 million in 2001. The 2002 fourth-quarter operating income has $11 million of net benefits primarily from state and local tax adjustments.

In the fourth quarter, solid merchandise, automotive and intermodal revenue gains more than offset an 8% year-to-year decline in coal revenues. Labor expenses were flat compared to a year ago, while lower material and supply costs and Conrail expenses for the quarter more than offset higher depreciation and fuel expenses. Purchased inland transportation costs increased in proportion with the continued success of CSX’s truck to rail modal conversion program.

Michael J. Ward, CSX president, noted: “The company regained earnings momentum in the fourth quarter. Our people are providing customers with better service, productivity is rising and costs are lower, and employee safety continues to improve.

“We are looking for solid gains in 2003. Our productivity gains and cost reduction efforts throughout the company will continue,” Ward said. “With our pricing programs and modal conversion initiatives, we are looking for revenue gains even in a flat economy. Here in the first quarter, fuel and weather are challenges, but I am confident that we can lessen their impact.”

On a consolidated basis, CSX fourth-quarter operating income totaled $318 million versus $221 million, including the litigation provision. Revenues were $2.06 billion compared to $2.01 billion in 2001. These results include CSX Lines, which is being conveyed to the Carlyle Group, and CSX World Terminals.

For the full year 2002, CSX net income was $424 million, or $1.99 per share, compared to $293 million, or $1.38 per share in the prior year. 2002 results include the cumulative effect of adopting Statement of Financial Accounting Standards No. 142,

“Goodwill and Other Intangible Assets,” in the first quarter which reduced net earnings by $43 million, or 20 cents per share. 2001 results include the litigation provision taken in the fourth quarter, which lowered net earnings by $37 million, or 17 cents per share.

CSX Corporation, based in Richmond, Va., operates one of the largest rail networks in the United States and also provides intermodal, container-shipping and international terminal management services. More information about the company is available at its Internet address: www.csx.com.
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This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.